EXHIBIT 10.1

ADDENDUM TO WARRANT TO PURCHASE COMMON STOCK

This Addendum to Warrant to Purchase Common Stock is entered into as of the 12th day of June 2006 by and between Material Technologies, Inc., a Delaware corporation (the “Company”) and La Jolla Cove Investors, Inc., a California corporation (the “Holder”).

WHEREAS, the Company and Holder are parties to that certain Warrant to Purchase Common Stock dated as of May 30, 2006 (“Warrant”); and

WHEREAS, the parties desire to amend the Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder agree as follows:

  All terms used herein shall have the definitions set forth in the Warrant.

  The number of Warrant Shares is hereby increased to 50,000,000. Holder agrees that, beginning on the date that a Registration Statement filed by the Company with the Securities and Exchange Commission becomes effective that registers the Warrant Shares, Holder will exercise the Warrant, pay the Exercise Price to the Company, and acquire the Warrant Shares, at a rate of at least 1,250,000 of the Warrant Shares per week, to continue for 40 consecutive weeks until all of the Warrant Shares have been purchased by Holder.

  Except as specifically amended herein, all other terms and conditions of the Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Holder have caused this Addendum to Warrant to Purchase Common Stock to be signed by its duly authorized officers on the date first set forth above.

Material Technologies, Inc.                                           La Jolla Cove Investors, Inc.

By:   /s/ Robert M. Bernsteain                                       By:   /s/ Travis Huff

Name:   Robert M. Bernstein                                        Name:   Travis Huff

Title:  President                                                             Title:    Portfolio Manager